Exhibit 99.1

TECHNOLOGY | COMPLIANCE | SECURITY The Market Leader in the Legal Cannabis Industry Q2 2017 Investor Presentation

FORWARD LOOKING STATEMENTS This presentation may contain “Forward Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, a s amended, and Section 21E of the Securities Exchange Act of 1934. "Forward - looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future,” "plan" or "planned,” "will" or "sh oul d,” "expected,” "anticipates,” "draft,” "eventually" or "projected.” You are cautioned that such statements are subject to a mult itu de of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projecte d i n the forward - looking statements, including the risks that actual results may differ materially from those projected in the forwar d - looking statements as a result of various factors, and other risks identified in the Company’s 10 - K for the fiscal year ended December 31, 2016 and other filings made by the Company with the Securities and Exchange Commission. Confidential 2

EXECUTIVE SUMMARY 3 Our Mission The Company’s mission is to provide clients with the most powerful and cutting - edge integrated operating environments in the market, helping them to better manage and mitigate risk while they focus on their core business. Our Vision To be the premier integrated service provider for the LCI: • Across all 50 S tates & Territories • Internationally About Helix TCS Helix TCS, Inc. (the “Company”, “Helix TCS”) is a premier provider of integrated operating environment solutions for the legal cannabis industry (LCI). Through a unique combination of business, logistics, and risk management skills, Helix TCS works to provide the best Technology, Compliance, and Security (TCS) services in the market.

KEY ADVANTAGES 4 We believe Helix TCS is uniquely positioned to take advantage of rapid growth in the legal cannabis industry.

1. As of May 1 7, 2017. 5 OTC Symbol HLIX Shares Outstanding 1 28,644,522 Market Cap $147.5MM Insider Holdings 84% Current Share Price (May 30, 2017 ) $5.15 HLIX: STOCK OVERVIEW

THE HELIX TCS TEAM Effective execution demands the right team and the right strategy driven by hardened operators. At Helix TCS, we have the financial, operational and organizational background to drive the kind of performance needed for successful outcomes for LCI. 6

THE LEGAL CANNABIS LANDSCAPE • The LCI is one of the fastest growing industry in America . North American consumers spent $6.9 billion on legal cannabis products in 2016, up 34% from 2015. • The legal cannabis market expanded at an impressive 40% compound annual growth rate from 2014 - 16. • Aggressive growth in the cannabis sector is forecasted to grow the market to $21.6 billion by 2021 . • 30 U.S. states are expected to host active legal cannabis markets by 2021 1. Source: ArcView Market Research, The State of Legal Marijuana Markets 5th Edition. 7 14% 31% 19% 11% 25% $6.9B in Cannabis Sales by Market Canada California Colorado Washington Other 4.16 5.08 5.67 5.98 6.34 6.64 6.74 0.95 1.78 2.50 5.06 7.73 10.78 14.85 $0B $5B $10B $15B $20B $25B 2015 2016 2017 2018 2019 2020 2021 North American Cannabis Spending (2015 - 2021) 1 Medical Recreational Adult Use

HIGH GROWTH SECTOR 8 • 29 states and the District of Columbia have already legalized medical cannabis use • 8 states and D.C. have legalized recreational cannabis use • California, with roughly 7 times the population of Colorado, stands out as the next major market for legal cannabis. The state currently accounts for 31% of industry sales and holds a huge potential upside as its adult - use program rolls out. The Number of States Going Legal Is Accelerating • The Federal Government restated their enforcement guidelines from prosecution to tolerance, provided Cannabis businesses follow state laws and do not interfere with key federal principles. 1. Source: ArcView Market Research, The State of Legal Marijuana Markets 5th Edition.

MARKET OPPORTUNITY We have emerged as a market leader for TCS services because: • Support services for cannabis businesses are underdeveloped and virtually non - existent. There is a need for integrated services companies. • Increased regulation requirements for legal cannabis businesses have strengthened organic demand. • We believe our suite of vertically integrated services and technology provide a level of risk management not found anywhere else in the industry. • We have established strong networks and relationships with legal cannabis businesses from all segments (producers, wholesalers, retailers). • Our team’s breadth and depth of industry experience allows us to provide best - in - class security performance and meet any state’s TCS requirements. 9

BUSINESS LINES 10 TECHNOLOY COMPLIANCE SECURITY Complimentary Value Propositions Full - service Offering Armed Transport Wholesale Marketplace Courier Services Integrated Solution Isolated Channels Product Integration

THE CANNABASE PLATFORM 11

VERTICALLY INTEGRATED MODEL 12 • Resiliency through diversified connections to supply chain • Operational efficiencies • Deepened customer loyalty • Increased brand awareness

ACQUISITION: SECURITY GRADE PROTETIVE SERVICES 13 • On June 2, 2017 the company acquired Security Grade Protective Services Ltd (“Security Grade”). The purchase of Security Grade, a leading cannabis security service provider with a strong emphasis on surveillance, affords Helix TCS the opportunity to continue to expand its suite of operating solutions with services including: IT security, building fortification, private investigation, and advanced video surveillance programs and software . • Security Grade’s existing product lines are well aligned with our TCS growth strategy , and we believe this acquisition will boost our capacity to scale as we continue to expand into new markets, and benefit our existing client base by increasing the breadth of offered integrated capabilities. • By consolidating resources to accelerate the pipeline of new technologies, partnerships, and business lines, the Helix TCS and Security Grade will benefit from a sharpened competitive edge and new operational efficiencies to better drive shareholder value.

GROWTH STRATEGY The Helix TCS strategy focuses on a 3 - phase execution to manage risk and maximize available intelligence in order to improve decision making. 14 Phase I Phase II Phase III Goals Details Status ▪ Establish Brand Leadership ▪ Get Listed ▪ Largest TCS Provider in CO ▪ Gross Margins Are Almost 2x Industry Average (15% vs 9%) ▪ 2 Firms Acquired ▪ Acquire Targeted Firms ▪ Develop Software ▪ Key Firm A cquired June 2017 ▪ Software Developed ▪ Full Software Expansion ▪ Full Software Roll - Out ▪ Aggressive Expansion: WA, OR & CA ▪ On the OTC QB COMPLETE COMPLETE IN PROGRESS

STOCK PERFORMANCE Share price performance relative to May 30, 2017. 15 Helix TCS shares have outperformed peers Blue Line and Canna Security

CONTACT US 16 Helix TCS 4950 South Yosemite St., Suite F2 - 210 Greenwood Village, CO 80111 Website: www.helixtcs.com For More Information, Contact: Scott Ogur sogur@helixtcs.com Tel: (720) 328 - 5372